UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2013 (June 21, 2013)

Summit Midstream Partners, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35666	45-5200503
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2100 McKinney Avenue
Suite 1250
Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (214) 242-1955

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Gas Gathering and Compression Agreement
On June 21, 2013, Summit Midstream Partners, LP (“SMLP,” “we,” “us” or “our”) closed its previously announced acquisition (the “Mountaineer Acquisition”) of certain natural gas gathering assets that serve exploration and production customers in the Marcellus Shale Play in Doddridge County, West Virginia (the “Mountaineer Midstream system”). In connection with the closing of the Mountaineer Acquisition (as described in Item 2.01 below), Mountaineer Midstream Company, LLC (“Mountaineer”), an indirect wholly owned subsidiary of SMLP, entered into a long-term fee-based, gas gathering and compression agreement (the “Antero Agreement”) with Antero Resources Corporation (“Antero”).
The Antero Agreement contains unit-based (per Mcf) gathering and compression fees. In addition, the Antero Agreement contains minimum revenue commitments pursuant to which Antero has agreed to pay us a minimum monetary amount for gathering and compression services for certain periods during the term of the Antero Agreement. The aggregate unit-based gathering or compression fee actually paid by Antero for any lateral or compressor station during a given period will not be less than the minimum revenue commitment for such lateral or compressor station during that period, although such minimum revenue commitments may be reduced to take into account periods when we are unable to gather or compress Antero’s natural gas.
The Antero Agreement requires us to commit certain capacity amounts to Antero. Such capacity commitments are allocated between, and are specific to, designated portions of the Mountaineer Midstream system.
Item 2.01 Completion of Acquisition or Disposition of Assets.
Mountaineer Acquisition
As discussed in Item 1.01 above, SMLP closed the Mountaineer Acquisition on June 21, 2013. SMLP acquired the Mountaineer Midstream system from MarkWest Liberty Midstream & Resources, L.L.C., an affiliate of MarkWest Energy Partners, L.P., for aggregate consideration of $210 million (the “Purchase Price”). The Purchase Price was funded with (i) $110 million of borrowings under SMLP’s revolving credit facility, (ii) approximately $98 million in proceeds from SMLP’s issuance of 3,107,698 common units to Summit Midstream Partners Holdings, LLC (“Summit Holdings”), a wholly owned subsidiary of Summit Midstream Partners, LLC, and (iii) approximately $2 million in proceeds from SMLP’s issuance of 63,422 general partner units to Summit Midstream GP, LLC, our general partner (the “General Partner”). The value of the common and general partner units that were issued as partial consideration for the Mountaineer Acquisition was based on the volume weighted daily average price of SMLP’s common units for the five trading days prior to entry into that certain Unit Purchase Agreement, dated June 4, 2013, by and among SMLP, Summit Holdings and the General Partner (the “Unit Purchase Agreement”).
To the extent required by Item 2.01 of Form 8-K, the information contained or incorporated in Item 1.01 of this Form 8-K relating to the Mountaineer Acquisition is incorporated by reference in this Item 2.01.
Item 3.02 Unregistered Sales of Equity Securities.
In connection with the closing of the Mountaineer Acquisition, SMLP issued 3,107,698 common units and 63,422 general partner units to Summit Holdings and the General Partner, respectively, pursuant to the Unit Purchase Agreement. The common units and general partner units were issued in reliance upon an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof.
To the extent required by Item 3.02 of Form 8-K, the information contained or incorporated in Item 2.01 of this Form 8-K relating to the issuance of SMLP’s common units and general partner units is incorporated by reference in this Item 3.02. The Unit Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
On June 21, 2013, SMLP issued a press release announcing the completion of the Mountaineer Acquisition. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information furnished pursuant to Item 7.01 shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1
Unit Purchase Agreement, dated as of June 4, 2013, by and among Summit Midstream Partners, LP, Summit Midstream Partners Holdings, LLC and Summit Midstream GP, LLC (incorporated by reference to Exhibit 10.3 of our Current Report on Form 8-K, filed on June 5, 2013).

99.1	Press release of Summit Midstream Partners, LP, dated as of June 21, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Summit Midstream Partners, LP
(Registrant)

	By:	Summit Midstream GP, LLC (its general partner)

Date: June 24, 2013	/s/ Matthew S. Harrison
Matthew S. Harrison, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1
Unit Purchase Agreement, dated as of June 4, 2013, by and among Summit Midstream Partners, LP, Summit Midstream Partners Holdings, LLC and Summit Midstream GP, LLC (incorporated by reference to Exhibit 10.3 of our Current Report on Form 8-K, filed on June 5, 2013).

99.1	Press release of Summit Midstream Partners, LP, dated as of June 21, 2013.

4